Exhibit 10.1
SUPPORT AGREEMENT
This Support Agreement (this “Agreement”), dated as of July 25, 2024, is entered into by and among Bally’s Corporation, a Delaware corporation (the “Company”), Standard RI Ltd., an exempted company incorporated in the Cayman Islands (the “Stockholder”), and SG Parent LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent, (iii) The Queen Casino & Entertainment, Inc., a Delaware corporation, (iv) Epsilon Sub I, Inc. , a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), (v) Epsilon Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and (vi) solely for limited purposes, SG CQ Gaming LLC, a Delaware limited liability company, are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub I with and into the Company (the “Company Merger”), with the Company surviving the Company Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth opposite the Stockholder’s name on Schedule A hereto under the heading “Owned Shares”, being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder, the Company and Parent hereby agree as follows:
1.Agreement to Vote the Covered Shares; Rolling Share Election.
1.1Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholder agrees to, and if applicable, to cause its Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Company Common Stock acquired by the Stockholder or any of its Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) (and any Additional Shares (as defined in Schedule A)) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Company Merger, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company proposes or requests such postponement or adjournment in accordance with Section 8.4(b) of the Merger Agreement, and (iii) the approval of any other proposal to be voted upon or consented to by the Company Stockholders at any Company Stockholder Meeting, the approval of which is necessary for the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement, but, in each case, only to the extent that such Covered Shares (and Additional Shares) are entitled to be voted on or consent to such proposal by the Stockholder or its Affiliates, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other proposal, action or agreement that would reasonably be expected to prevent or materially impede or materially delay the consummation of the Company Merger or any of the other transactions contemplated by the Merger Agreement, but, in each case, only to the extent that such Covered Shares (and Additional Shares) are entitled to be voted by the Stockholder or its Affiliates against, or be the subject of a consent against, such proposal (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder agrees to, and agrees to cause its applicable Affiliates to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum, but, in each case, only if the Stockholder or its Affiliate, as applicable, is the holder of Covered Shares (or Additional Shares) as of the record date for the applicable meeting of the Company Stockholders. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder and its Affiliates do not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder and its Affiliates shall be entitled to vote the Covered Shares in its sole discretion.
1.2Rolling Share Election. The Stockholder agrees that, on or prior to the Election Deadline, it shall validly make a Rolling Share Election with respect to all of the Stockholder’s Covered Shares and all Additional Shares (if any) held by the Stockholder or any of its Affiliates as of the Election Deadline in accordance with the procedures applicable to Rolling Share Elections set forth in the Merger Agreement. The Stockholder further agrees that it shall not revoke any such Rolling Share Election.
2.Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms or (b) the Company Effective Time (such date, the “Termination Date”); provided, that the provisions set forth in Sections 9 through 24 hereof shall survive the termination of this Agreement; and provided, further that, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.
3.Certain Covenants of the Stockholder.
3.1Transfers. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Stockholder shall not, directly or indirectly (a) tender any Covered Shares into any tender or exchange offer, (b) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, or (d) commit or agree to take any of the foregoing actions. Notwithstanding anything to the contrary in this Agreement, the Stockholder may Transfer any or all of the Covered Shares to any of the Stockholder’s Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, such transferee shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement. Any Transfer in violation of this Section 3.1 shall be void ab initio.
3.2Documentation and Information. The Stockholder shall permit and hereby consents to and authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Merger Agreement and any of the transactions contemplated by the Merger Agreement, including a copy of this Agreement, the identity of the Stockholder and its ownership of Covered Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. The Stockholder and its Affiliates shall reasonably cooperate with Parent and the Company, including providing such other information regarding the Stockholder and its Affiliates reasonably requested by the Parent or the Company, in connection with the filings and notifications to be made with the SEC and other Governmental Authorities in connection with the transactions contemplated by the Merger Agreement.
4.Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Company as follows:
4.1Due Authority. The Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
4.2No Conflict. The execution and delivery of, compliance with and performance of this Agreement by the Stockholder do not and will not (a) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (b) conflict with or result in a violation or breach of any applicable law, or (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject, except in the case of clauses (b) and (c) above, any such violation, breach, conflict, consent, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect or materially delay the performance by the Stockholder of its obligations under this Agreement.
4.3Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of its obligations under this Agreement, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws or Foreign Direct Investment Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange, (d) as required by any Gaming Regulatory Authority or Gaming Laws, or (e) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by the Stockholder of its obligations under this Agreement.
4.4Ownership. The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than as disclosed in the Schedule 13D filed by Standard General L.P. and Soohyung Kim with the SEC on March 29, 2019, as amended through the date hereof (the “Schedule 13D”) and those created by this Agreement or arising under applicable securities laws. Except as set forth in the Schedule 13D, as of the date hereof, the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares and the Additional Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement or as set forth in the Schedule 13D. As of the date hereof, other than as set forth in the Schedule 13D, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.
4.5Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent, or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
5.Representations and Warranties of the Company and Parent. Each of the Company and Parent hereby represents and warrants to the other and to the Stockholder as follows:
5.1Due Authority. It is a legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation. It has all requisite corporate or other organizational power and authority and has taken all corporate action necessary (including, in the case of the Company, approval by the Company Board (acting on the recommendation of the Special Committee) and the Special Committee) to execute, deliver, comply with and perform their respective obligations under this Agreement in accordance with the terms hereof, and no other organizational action by it or vote of holders of any class of the capital stock or other equity securities of it is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by it and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes its valid and binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.
5.2No Conflict. The execution and delivery of, compliance with, and performance of this Agreement by it does not and will not, other than as provided in the Merger Agreement with respect to the Company Merger and the other transactions contemplated thereby, (a) conflict with or result in any violation or breach of any provision of its organizational documents, (b) conflict with or result in a violation or breach of any law applicable to it, or (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which it or any of its Subsidiaries are entitled, under any Contract binding upon it or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject, except in the case of clauses (b) and (c) above, any such violation, breach, conflict, consent, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair or materially delay the performance by it of its obligations under this Agreement.
5.3Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to it in connection with the execution and delivery of this Agreement or the performance by itof its obligations under this Agreement, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws or Foreign Direct Investment Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange, (d) as required by any Gaming Regulatory Authority or Gaming Laws, or (e) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by it of its obligations under this Agreement.
6.Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements set forth in Section 3.3, Sections 7 through Sections 22, and Section 25 which shall survive the Company Effective Time, the representations, warranties and covenants contained herein shall not survive the Company Effective Time.
7.Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock,” “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
8.Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Parent may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.
9.Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to the Stockholder or Parent to:

c/o Standard General LP
767 Fifth Avenue, 12th Floor
Attn:	Joseph Mause
Email:	legal@standgen.com

with a copy (which will not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Email:	Erica.Jaffe@friedfrank.com,
Ryan.Messier@friedfrank.com,
Philip.Richter@friedfrank.com

if to the Company (prior to the Company Effective Time) to:

Bally’s Corporation
100 Westminster Street
Providence, RI 02903
Attn:	Kim M. Barker (Executive Vice President; Chief Legal Officer), Jaymin Patel (Chairman of the Special Committee)
Email:	kbarker@ballys.com,
jpatel@ballys.com

with a copy (which will not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn:	Scott D. Miller, Lauren S. Boehmke
Email:	millersc@sullcrom.com,
boehmkel@sullcrom.com

with a copy (which will not constitute notice) to:

Potter Anderson & Corroon LLP
1313 N Market Street, 6th Floor
Wilmington, DE 19801
Attn:	Mark A. Morton, Alyssa K. Ronan
Email:	mmorton@potteranderson.com,
aronan@potteranderson.com

with a copy (which will not constitute notice) to:

Nixon Peabody LLP
West 46th Street
New York, NY 10036-4120
Attn:	Marc Crisafulli, Richard Langan, Jr., John Partigan, Conrad Adkins
Email:	mcrisafulli@nixonpeabody.com,
rlangan@nixonpeabody.com,
jpartigan@nixonpeabody.com,
cadkins@nixonpeabody.com

10.Interpretation. Where a reference in this Agreement is made to a section or schedule, such reference shall be to a section of or schedule to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).
11.Entire Agreement. This Agreement (along with the documents referenced herein) collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.
12.No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
13.Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9 or in such other manner as may be permitted by applicable law, but nothing in this Section 13 will affect the right of any party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement, (c) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court, (d) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts, (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.Assignment; Successors. Except in connection with a permitted Transfer pursuant to Section 3.1 or as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
15.Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to perform its obligations under this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholder would have entered into this Agreement.
16.Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing, shall have any liability to the Stockholder, the Company or Parent for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.
17.Waiver of Appraisal and Dissenters’ Rights. The Stockholder hereby irrevocably and unconditionally agrees to waive or cause to be waived and not to assert any appraisal rights, any dissenters’ rights and any similar rights under Section 262 of the DGCL with respect to any Covered Shares with respect to the Company Merger and the transactions contemplated by the Merger Agreement.
18.Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
19.Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.
20.Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.
21.No Presumption Against Drafting Party. The Company, Parent and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
22.Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Special Committee. The Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholder.
23.No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board and the Special Committee have approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company Charter or the bylaws of the Company or any other similar organizational document of the Company, the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement and the Support Agreements, including the Company Merger, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed and delivered by all parties hereto.
24.Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall in any way restrict or limit the ability of the Stockholder, any of its Affiliates or any of their respective Representatives who is a director or officer of the Company or any of the Company’s Subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of the Company’s Subsidiaries, including the exercise of fiduciary duties to the Company or the Company Stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

BALLY’S CORPORATION

By:	/s/ Marcus Glover
Name:	Marcus Glover
Title:	Chief Financial Officer

SG PARENT LLC

By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	Chief Executive Officer

STANDARD RI LTD.

By:	/s/ Soohyung Kim
Name:	Soohyung Kim
Title:	Director
(Signature Page to Support Agreement)